Exhibit 8(d)(11)

Amendment No. 37 to Participation Agreement (TST)

AMENDMENT NO. 37 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 36 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (the “Company”).

1. Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2012

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:

WRL Series Life Account

WRL Series Annuity Account

WRL Series Annuity Account B

Separate Account VA U

Separate Account VA V

WRL Series Life Account G

Separate Account VA AA

Policies:

The Equity Protector

Janus Annuity Variable Annuity

WRL Freedom Equity Protector

WRL Freedom SP Plus

WRL Freedom Variable Annuity

WRL Freedom AttainerVariable Annuity

WRL Freedom Bellwether Variable Annuity

WRL Freedom Conqueror Variable Annuity

WRL Freedom Wealth Protector

WRL Freedom Wealth CreatorVariable Annuity

WRL Financial Freedom Builder

WRL Freedom Elite

WRL Freedom Premier Variable Annuity

WRL Freedom AccessVariable Annuity

WRL Freedom Enhancer Variable Annuity

WRL Freedom Elite Builder and Associate Freedom Elite Builder

WRL Freedom Elite Advisor

WRL Freedom Premier® II

WRL Freedom Access® II

WRL Freedom Enhancer® II

WRL Freedom Premier III Variable Annuity

WRL Xcelerator, Xcelerator Focus, Xcelerator Exec

Policies (continued):	WRL Freedom Elite Builder II
WRL ForLife
WRL Benefactor
WRL Freedom Asset Advisor
WRL Evolution

WRL Freedom Asset Advisor
Flexible Premium Variable Annuity - F, under marketing name “WRL Freedom Multiple”
Flexible Premium Variable Annuity - M, under marketing name “WRL Freedom Advisor”

Portfolios:	Transamerica Series Trust - each Portfolio has an Initial Class and a Service Class of Shares, except as noted.

Transamerica AEGON Active Asset Allocation – Conservative VP
Transamerica AEGON Active Asset Allocation – Moderate Growth VP
Transamerica AEGON Active Asset Allocation – Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation - Conservative VP
Transamerica Asset Allocation - Growth VP
Transamerica Asset Allocation - Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP (Currently not offering Initial Class Shares)
Transamerica Legg Mason Dynamic Allocation – Growth VP (Currently not offering Initial Class Shares)

Portfolios (continued):	Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP (Currently not offering Initial Class Shares)
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Growth VP

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2011, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST By its authorized officer,		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
	Christopher A. Staples		Arthur D. Woods
Title:	Vice President	Title:	Vice President

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